EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-96957, 333-98319 and 333-103229 on Forms S-8 of Plumas Bancorp of our reports, dated March 3, 2006 relating to our audits of the consolidated financial statements of Plumas Bancorp and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Plumas Bancorp for the year ended December 31, 2005.
/s/ PERRY-SMITH LLP
Sacramento, California
April 18, 2006